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                                                                     Exhibit 8.3



                      [PricewaterhouseCoopers Letterhead]


The Board of Directors
Security Capital US Realty
25b Boulevard Royal
L-2449
Luxembourg

29 July 1999



Dear Gentlemen

SECURITY CAPITAL U.S. REALTY

Dear Ladies and Gentlemen

Registration on Form F-1 of U.S. $450,000,000 of 2% Senior Unsecured Convertible Notes due 2003 and 11,875,928 Shares, Par Value $4.00 per Share, of Security Capital U.S. Realty.

We have acted as United Kingdom tax adviser to Security Capital U.S. Realty, a Luxembourg corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of its registration statement on Form F-1 (the "Registration Statement"), dated July 1999. By filing of the Registration Statement, the Company registered $450,000,000 of 2% Senior Unsecured Convertible Notes due 2003 and 11,875,928 common shares of the Company, par value $4.00 per share. You have requested our opinion regarding certain statements set forth in the prospectus (the "Prospectus") which forms part of the Registration Statement.

In providing this opinion, we have relied on

   -  the description of the transaction as set forth in the Prospectus,


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The Board of Directors
Security Capital US Realty
29 July 1999


 . factual representations provided by the Company relating to its current and anticipated operation, management, ownership and structure,

 . factual representations provided by Security Capital Holdings S.A. relating to its current and anticipated operation, management, ownership and structure,

Based upon and subject to the foregoing, it is our opinion that the information set forth in the Prospectus under the captions

United Kingdom Taxation of SC-U.S. Realty and its subsidiaries
Taxation of Non-United States Holders - United Kingdom

to the extent it constitutes matters of UK taxation conclusions has been reviewed by us and is correct in all material respects.

This opinion is based on current UK legislation and associated material including but not limited to case law, Statements of Practice and Concessions as they exist at the date of this opinion. It should be noted that laws, regulations, case law and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could adversely affect our conclusion.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendment thereof.

Yours faithfully,

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers